UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2016

WESTERN REFINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32721	20-3472415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 West Mills Avenue, Suite 200

El Paso, Texas 79901

(Address of principal executive office) (Zip Code)

(915) 534-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On September 15, 2016, St. Paul Park Refining Co. LLC (“SPPR”), an indirect wholly owned subsidiary of Western Refining, Inc. (“Western”) and wholly owned subsidiary of Northern Tier Energy LLC, completed the previously announced sale of certain storage, terminalling and other logistics assets to Western Refining Logistics, LP (the “Partnership”), pursuant to a Contribution, Conveyance and Assumption Agreement, dated September 7, 2016 (the “Contribution Agreement”), by and among Western, SPPR, the Partnership and Western Refining Logistics GP, LLC, the general partner of the Partnership (the “General Partner”). Pursuant to the terms of the Contribution Agreement, SPPR sold to the Partnership approximately four million barrels of refined product and crude oil storage tanks, a light products terminal, a heavy products loading rack, certain rail and barge facilities, certain other related logistics assets, and two crude oil pipeline segments and one pipeline segment not currently in service, each of which is approximately 2.5 miles and extends from SPPR’s refinery in St. Paul Park, Minnesota to SPPR’s tank farm in Cottage Grove, Minnesota, in exchange for total consideration of $210 million, comprised of $195 million in cash and $15 million of common units representing limited partner interests in the Partnership issued to SPPR (collectively with the transactions contemplated by the Contribution Agreement, the “Transaction”). The Partnership issued 628,224 common units to SPPR, representing $15 million of common units, based upon the volume-weighted average price per unit for the 20-day trading period ended September 6, 2016.

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the closing of the Transaction, on September 15, 2016, SPPR entered into a terminalling, transportation and storage services agreement (the “Terminalling Agreement”) with Western Refining Terminals, LLC (“WRT”), an indirect, wholly owned subsidiary of the Partnership. Pursuant to the Terminalling Agreement, WRT has agreed to provide product storage services, product throughput services and product additive and blending services at the terminal facilities located at or near SPPR’s refinery in St. Paul Park, Minnesota. In exchange for such services, SPPR has agreed to certain minimum volume commitments and to pay certain fees. The Terminalling Agreement will have an initial term of ten years, which may be extended for up to two renewal terms of five years each upon the mutual agreement of the parties.

The foregoing description of the Terminalling Agreement is not complete and is qualified in its entirety by reference to the text of the Terminalling Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

Relationships

Each of SPPR, the Partnership, the General Partner, and WRT is a direct or indirect subsidiary or affiliate of Western. As a result, certain individuals, including officers and directors of Western and the General Partner, serve as officers and/or directors of more than one of such other entities. Western owns through its wholly owned subsidiaries 9,207,847 common units (including 628,224 common units issued to SPPR in connection with the closing of the Transaction) representing limited partner interests of the Partnership and all of the subordinated units representing limited partner interests in the Partnership. In addition, Western owns, through its wholly owned subsidiary, Western Refining Southwest, Inc., 80,000 units of a class of limited partner interests in the Partnership referred to as the “TexNew Mex Units.” The General Partner also owns a non-economic general partner interest in the Partnership.

Item 2.01	Completion of Acquisition or Disposition of Assets.

To the extent required, the information set forth under “Introductory Note” and Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. A copy of the Contribution Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Western with the Securities and Exchange Commission on September 7, 2016, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 15, 2016, Western issued a press release announcing the consummation of the Transaction, including entry into the Terminalling Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1†	Terminalling, Transportation and Storage Services Agreement, dated September 15, 2016, by and between St. Paul Park Refining Co. LLC and Western Refining Terminals, LLC.

99.1	Press Release of Western Refining, Inc. issued September 15, 2016.

†	Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed September 20, 2016. Such provisions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN REFINING, INC.

Dated: September 20, 2016	By:	/s/ Karen B. Davis
	Name:	Karen B. Davis
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1†	Terminalling, Transportation and Storage Services Agreement, dated September 15, 2016, by and between St. Paul Park Refining Co. LLC and Western Refining Terminals, LLC.

99.1	Press Release of Western Refining, Inc. issued September 15, 2016.

†	Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed September 20, 2016. Such provisions have been filed separately with the Securities and Exchange Commission.